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                                                                       EXHIBIT 1

I, Margaret M. McKinney, do hereby certify that the attached is a true copy of the Resolution of the Board of Directors of IL Annuity and Insurance Company as enacted November 1, 1994 by written consent.

Witness my hand and seal of said Corporation on this 7th day of December, 1994.




                                                    /s/ Margaret M. McKinney
                                                    ------------------------
                                                    Margaret M. McKinney
                                                    Secretary


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                          SEPARATE ACCOUNT I RESOLUTION

BE IT RESOLVED, by the Board of Directors of IL ANNUITY AND INSURANCE COMPANY, that the Company, pursuant to the provisions of Indiana Code Section 27-1-5-1, hereby establishes a separate account designated, "SEPARATE ACCOUNT I" for the following use and purposes, and subject to such conditions as hereinafter set forth; and

FURTHER RESOLVED, that SEPARATE ACCOUNT I shall be established for the purpose of providing for the issuance by the Company of such variable annuities or such other variable contracts ("Contracts") as the President and Chief Executive Officer may designate for such purpose. SEPARATE ACCOUNT I shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to SEPARATE ACCOUNT I shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of any other separate account or of the Company; and

FURTHER RESOLVED, that the portion of the assets of SEPARATE ACCOUNT I equal to the reserves and other contract liabilities with respect to SEPARATE ACCOUNT I shall not be chargeable with liabilities arising out of any other business the Company may conduct; and

FURTHER RESOLVED, that the fundamental investment policy of SEPARATE ACCOUNT I shall be to invest or reinvest the assets of SEPARATE ACCOUNT I in securities issued by investment companies registered under the Investment Company Act of 1940; and

FURTHER RESOLVED, that fourteen investment divisions be, and hereby are established within SEPARATE ACCOUNT I to which net premiums under the Contracts will be allocated in accordance with instructions received from contract holders, and that the President and Chief Executive Officer be, and hereby is, authorized to increase or decrease the number of investment divisions in SEPARATE ACCOUNT I as he deems necessary or appropriate; and

FURTHER RESOLVED, that the Board of Directors expressly reserves the right to add, combine, or remove any investment divisions of SEPARATE ACCOUNT I as it may hereafter deem necessary or appropriate; and

FURTHER RESOLVED, that each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as a series fund pursuant to Rule 18f-2 of the Investment Company Act of 1940; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to each investment division of SEPARATE ACCOUNT I shall, in accordance with the Contracts, be credited to or charged against such investment division of SEPARATE ACCOUNT I without regard to other income, gains or losses of any other investment division of SEPARATE ACCOUNT I; and


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FURTHER RESOLVED, that the President and Chief Executive Officer and the
Treasurer be, and they hereby are, authorized to deposit an amount or amounts not exceeding $500,000 in the aggregate in SEPARATE ACCOUNT I as may be necessary or appropriate to facilitate the commencement of the Account's operations; and

FURTHER RESOLVED, that the President and Chief Executive Officer and the Treasurer be, and they hereby are, authorized to transfer funds from time to time between the Company's General Account and SEPARATE ACCOUNT I as deemed necessary or appropriate and consistent with the terms of the Contracts; and

FURTHER RESOLVED, that the President and Chief Executive Officer of the Company be, and is hereby, authorized to change the designation of SEPARATE ACCOUNT I to such other designation as he may deem necessary or appropriate; and

FURTHER RESOLVED, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) register SEPARATE ACCOUNT I as a unit investment trust under the Investment Company Act of 1940, as amended, and to change the classification under which SEPARATE ACCOUNT I is registered or to de-register SEPARATE ACCOUNT I as they deem necessary or appropriate; (b) register the Contracts in such amounts, which may be an indefinite amount, as the Officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of SEPARATE ACCOUNT I in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statement, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the Officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, that the President and Chief Executive Officer, the Secretary and the Vice President and General Counsel, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of SEPARATE ACCOUNT I , and by the Company as sponsor and depositor, forms of Notification of Registration and Registration Statements under the Securities Act of 1933 registering the Contracts, and under the Investment Company Act of 1940 registering SEPARATE ACCOUNT I, and any exemptive application, and any and all amendments to the foregoing on behalf of SEPARATE ACCOUNT I and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, that Margaret M. McKinney and Stephen E. Roth are hereby appointed as agents for service under any such registration statement duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and


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FURTHER RESOLVED, that the appropriate Officers of the Company be, and they hereby are, authorized on behalf of SEPARATE ACCOUNT I and on behalf of the Company to take any and all action that they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the Company, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem it to be in the best interests of SEPARATE ACCOUNT I and the Company; and

FURTHER RESOLVED, that the President and Chief Executive Officer, and the Secretary of the Company be, and they hereby are, authorized in the names and on behalf of SEPARATE ACCOUNT I and the Company to execute and file irrevocable written consents on the part of SEPARATE ACCOUNT I and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of SEPARATE ACCOUNT I and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, that the President and Chief Executive Officer of the Company may, to the extent deemed necessary or appropriate, institute procedures for providing voting rights for owners of such Contracts with respect to securities owned by SEPARATE ACCOUNT I, and

FURTHER RESOLVED, that the President and Chief Executive Officer of the Company is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with a qualified entity which will be appointed principal underwriter and distributor for the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of SEPARATE ACCOUNT I and the design, issuance, and administration of the Contracts; and

FURTHER RESOLVED, that, since it is expected that SEPARATE ACCOUNT I will invest in the securities issued by one or more investment companies, the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made; and

FURTHER RESOLVED, that the appropriate officers of the Company, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as he may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

This resolution is effective November 1, 1994 and supersedes any previous resolutions in conflict herewith.